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                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our re-ports and to all references to our Firm included in or made a part of this reg-istration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          _______________________________

Denver, Colorado,

November 25, 1997.